UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.        Regulation FD Disclosure.

On August 22, 2011, Demand Media, Inc. (the “Company”) issued a press release announcing that its Board of Directors approved a stock repurchase program effective as of August 19, 2011.  Under the stock repurchase program, the Company is authorized to purchase up to $25 million of its outstanding shares of common stock from time to time, depending on share price, market conditions and other factors, as determined by the Company’s management.  The repurchases may be made on the open market or in negotiated transactions, and the stock repurchase program may be extended, modified, suspended or discontinued at any time.

The full text of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit No.	Description

99.1	Demand Media, Inc. Press Release dated August 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2011	DEMAND MEDIA, INC.

	By:	/s/ Richard M. Rosenblatt
Richard M. Rosenblatt
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Demand Media, Inc. Press Release dated August 22, 2011.